                                                            Exhibit 99.1

PROXY                                                                  PROXY
                       RED BRICK SYSTEMS, INC.
            485 ALBERTO WAY, LOS GATOS, CALIFORNIA 95032

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 31, 1998

The undersigned hereby appoints Christopher G. Erickson, Chairman of the Board, President and Chief Executive Officer of Red Brick Systems, Inc. (the "Company"), and Kristi L. Smith, Vice President, Chief Financial Officer and Secretary of the Company, and each of them proxies for the undersigned, each with the full power to appoint his or her substitute, and hereby authorizes each of them, to represent and to vote as designated on this Proxy Card, all the shares of Common Stock of the Company held of record by the undersigned on December 3, 1998 and entitled to be voted at the Special Meeting of Stockholders to be held at Hyatt Rickeys, 4219 El Camino Real, Palo Alto, California, at 8:00 a.m. on Thursday, December 31, 1998, or any adjournment or postponement thereof.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE MERGER PROPOSAL.

       PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                     IN THE ENCLOSED ENVELOPE.

          (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


                    FOLD AND DETACH HERE


                       RED BRICK SYSTEMS, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY / /





1. Approval of the merger agreement between Red Brick Systems, Inc. and Informix Corporation and the transactions contemplated thereby, including the merger of Red Brick Systems, Inc. with a wholly-owned subsidiary of Informix Corporation, as set forth in the accompanying Proxy Statement/Prospectus (the "Merger Proposal").
                    / / For     / / Against    / / Abstain



This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the Merger Proposal.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

The undersigned acknowledge(s) receipt of the Notice of Special Meeting of Stockholders and of the Proxy Statement/Prospectus.

                                           Dated: ____________________,1998

                             Signature(s) _________________________________

                                          _________________________________

NOTE: Please sign exactly as name or names appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.